Exhibit 99.1

NASDAQ: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

ASTA FUNDING, INC. ANNOUNCES NEW $20,000,000 DISCRETIONARY CREDIT FACILITY

ENGLEWOOD CLIFFS, NJ, JANUARY 3, 2012 — ASTA FUNDING, INC., (NASDAQ: ASFI), a financial services receivable asset management and liquidation company, today announced that it has obtained a new discretionary credit facility of $20 million with Bank Leumi, USA. Gary Stern, President and Chief Executive Officer of Asta Funding, said, “We are pleased to announce this new credit facility with very favorable terms. Although we currently have sufficient cash resources to finance our operations and have a very strong liquidity position, such a facility will enable the company to react quickly and opportunistically as expansion prospects arise. We have been working with Bank Leumi for many years and appreciate their continued support and confidence in Asta Funding. In addition, we are well positioned to add other banking partners as needed.”

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a financial services receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer and other receivables. For additional information, please visit our website at http://www.astafunding.com.

Important Information about Forward-Looking Statements: All statements in this new release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2011 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.